Exhibit 99.1

Quantum Reports 14% Sequential Growth in Third Quarter Fiscal 2021

Represents Second Consecutive Quarter of Sequential Growth; Business Transformation Continues with Addition of New Software Solutions

SAN JOSE, Calif., Jan. 27, 2021 -- Quantum Corporation (NASDAQ: QMCO) announced today financial results for its fiscal third quarter ended December 31, 2020.

Third Quarter Fiscal 2021 Financial Summary

•Revenue grew 14% sequentially to $98.0 million
•Gross margin was 43.1%
•GAAP net loss was $2.7 million, or ($0.07) per share
•Non-GAAP adjusted net income improved to $0.01 million, $0.00 per share
•Adjusted EBITDA increased $0.6 million sequentially to $9.4 million

Jamie Lerner, Chairman and CEO, Quantum commented, "Revenue in the third quarter once again exceeded our guidance due to continued growth across our traditional market verticals, including with our hyperscale customers, as well as an initial recovery in our Media and Entertainment business, coupled with increasing evidence that our new strategy is resonating with customers. Notably, the higher-than-expected revenue resulted in continued improvement in adjusted EBITDA and our achievement of breakeven on an adjusted basis ahead of plan. These accomplishments are particularly noteworthy considering the higher sales and channel expenses incurred in the quarter to support our new product introductions as well as the expansion of our leadership team.”

“In addition to our strong financial results, our business transformation continued with the introduction of multiple new products to classify, manage and protect unstructured data, on premise or in the cloud. We closed our first ATFS and StorNext 7 deals with the subscription software pricing, and we expect these solutions will drive a growing contribution of recurring revenue and higher margins, while also increasing the total addressable market of Quantum’s solutions. Also during the quarter, we further expanded our software offerings through the acquisition of Square Box Systems, including its flagship product, CatDV, a software platform that leverages artificial intelligence and machine learning technology to catalog and analyze digital assets.”

“Looking ahead to the fourth fiscal quarter, we expect to continue our recent momentum and are guiding for another quarter of solid operating performance in what has historically been a seasonally weak quarter for Quantum, driven by a combination of ongoing operational execution and incremental traction across our market verticals, including with our leading hyperscale and global web scale customers.”

Third Quarter Fiscal 2021 vs. Prior Quarter

Revenue increased 14% sequentially to $98.0 million for the third quarter fiscal 2021, exceeding the Company’s guidance of $91 million to $95 million. Gross profit in the third quarter of fiscal 2021 was $42.3 million, or 43.1% of revenue, compared to $38.7 million, or 45.1% of revenue, in the prior quarter. The decrease in gross margin reflected the higher product revenue in the quarter, which was comprised of a less favorable product mix.

Total operating expenses in the third quarter of fiscal 2021 were $36.2 million, or 36.9% of revenue, compared to $35.2 million, or 41.1% of revenue, in the prior quarter. Selling, general and administrative expenses were $26.4 million in the quarter, compared to $23.4 million in the second fiscal quarter. Research and development expenses were $9.6 million in the third quarter of fiscal 2021, compared to $10.2 million last quarter.

GAAP net loss in the third quarter of fiscal 2021 was $2.7 million, or ($0.07) per basic and diluted share, compared to a net loss of $4.6 million, or ($0.11) per share, in the second fiscal quarter. Excluding stock compensation, restructuring charges and other non-recurring costs, non-GAAP adjusted net income in the third fiscal quarter improved to $0.01 million, or $0.00 per basic and diluted share, compared to an adjusted net loss of $0.2 million, or ($0.01) per basic and diluted share last quarter.

Adjusted EBITDA in the third quarter of fiscal 2021 increased to $9.4 million, compared to $8.9 million in the prior quarter.

For a full reconciliation of GAAP to non-GAAP financial results and additional cautionary language about the use of non-GAAP financial measures, please see the financial reconciliation tables below.

Balance Sheet and Liquidity

Cash, cash equivalents, and restricted cash amounted to $17.4 million as of December 31, 2020, compared to $12.3 million as of March 31, 2020. Both balances include $5.0 million in restricted cash required under the Company's Credit Agreements, and $0.8 million of short-term restricted cash. Outstanding debt as of December 31, 2020 on a gross basis was $201.2 million and $170.2 million on a net basis after netting $21 million in unamortized debt issuance costs. This compares to $167.8 million of outstanding debt as of March 31, 2020 on a gross basis, and was $154.1 million on a net basis after netting $13.7 million in unamortized debt issuance costs. Total interest expense was $7.8 million for the three months ended December 31, 2020.

Outlook

For the fourth fiscal quarter of 2021, the Company expects revenues to be $98 million, plus or minus $3 million. Non-GAAP adjusted net income (loss) is expected to be breakeven, plus or minus $1 million, and related adjusted earnings (loss) per share of $0.00, plus or minus $0.02. Adjusted EBITDA is expected to be $9 million, plus or minus $1 million.

Conference Call and Webcast

Management will host a live conference call today, January 27, 2021 at 4:30 p.m. ET (1:30 p.m. PT) to discuss these results. The conference call will be accessible by dialing 888-506-0062 (U.S. Toll-Free) or +1-973-528-0011 (International). This conference call will be broadcast live over the Internet with a slide presentation and can be accessed by all interested parties on the investor relations section of the Company's website at http://investors.quantum.com under the events and presentations tab.

A telephone replay of the conference call will be available approximately two hours after the conference call and will be available through February 3, 2021. To access the replay dial 1-877-481-4010 and enter the pass code 39583 at the prompt. International callers should dial +1-919-882-2331 and enter the same passcode. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website for at least 90 days.

About Quantum

Quantum technology and services help customers capture, create and share digital content – and preserve and protect it for decades. With solutions built for every stage of the data lifecycle, Quantum's platforms provide the fastest performance for high-resolution video, images, and industrial IoT. That's why the world's leading entertainment companies, sports franchises, researchers, government agencies, enterprises, and cloud providers are making the world happier, safer, and smarter on Quantum. Quantum is listed on Nasdaq (QMCO) and was added to the Russell 2000® Index in 2020 as part of the index's annual constitution. For more information visit www.quantum.com/.

Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

Forward-Looking Information

The information provided in this press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting our business. Such forward-looking statements include, in particular, statements related to future projections of our financial results; that our newly introduced products will drive a growing contribution of recurring revenue and deliver higher margins, while also increasing the total addressable market of our solutions; and our expectations to continue our operational execution and to gain incremental traction across our market verticals, including with our leading hyperscale and global web scale customers.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters and other statements regarding matters that are not historical are forward-looking statements. Investors are cautioned that these forward-looking statements relate to future events or our future performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: risks related to the need to address the many challenges facing our business; the potential impact of the COVID-19 pandemic on our business, including potential disruptions to our supply chain, employees, operations, sales and overall market conditions; the competitive pressures we face; risks associated with executing our strategy; the distribution of our products and the delivery of our services effectively; our ability to integrate the business, products, employees and other aspects of Square Box Systems; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; estimates and assumptions related to the cost (including any possible disruption of our business) and the anticipated benefits of the transformation and restructuring plans; the outcome of any claims and disputes; and other risks that are described herein, including but not limited to the items discussed in “Risk Factors” in our filings with the Securities and Exchange Commission, including our Form 10-K filed with the Securities and Exchange Committee on June 24, 2020. We do not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law or regulation.

Investor Relations Contact:
Shelton Group
Leanne K. Sievers, President
P: 949-224-3874
E: sheltonir@sheltongroup.com

QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts, unaudited)

	December 31, 2020	March 31, 2020
Assets
Current assets:
Cash and cash equivalents	$11,632	$6,440
Restricted cash	766	830
Accounts receivable, net of allowance for doubtful accounts of $1,430 and $1,247 as of December 31, 2020 and March 31, 2020, respectively	69,440	70,370
Manufacturing inventories	33,854	29,196
Service parts inventories	22,998	20,502
Other current assets	7,946	8,489
Total current assets	146,636	135,827
Property and equipment, net	9,855	9,046
Restricted cash	5,000	5,000
Right-of-use assets, net	10,096	12,689
Other long-term assets	5,244	3,433
Total assets	$185,781	$165,995
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$30,027	$36,949
Deferred revenue	75,442	81,492
Long-term debt, current portion	1,850	7,321
Accrued compensation	19,225	14,957
Other accrued liabilities	18,449	14,867
Total current liabilities	144,993	158,254
Deferred revenue	34,565	37,443
Long-term debt, net of current portion	178,276	146,847
Operating lease liabilities	8,500	10,822
Other long-term liabilities	13,423	11,154
Total liabilities	379,757	364,520
Commitments and contingencies (Note 10)
Stockholders' deficit
Preferred stock, 20,000 shares authorized; no shares issued as of December 31, 2020 and March 31, 2020, respectively	—	—
Common stock, $0.01 par value; 125,000 shares authorized; 41,554 shares issued and outstanding as of December 31, 2020 and 39,905 as of March 31, 2020, respectively	416	399
Additional paid-in capital	526,307	505,762
Accumulated deficit	(721,161)	(703,164)
Accumulated other comprehensive income (loss)	462	(1,522)
Total stockholders’ deficit	(193,976)	(198,525)
Total liabilities and stockholders’ deficit	$185,781	$165,995

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts, unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2020	2019	2020	2019
Revenue:
Product	$63,021	$66,435	$153,557	$200,361
Service	31,169	32,892	93,049	98,673
Royalty	3,833	3,988	10,543	15,700
Total revenue	98,023	103,315	257,149	314,734
Cost of revenue:
Product	43,311	43,672	108,691	140,337
Service	12,433	12,567	36,593	37,972
Total cost of revenue	55,744	56,239	145,284	178,309
Gross profit	42,279	47,076	111,865	136,425
Operating expenses:
Research and development	9,589	9,325	29,983	27,058
Sales and marketing	15,294	15,421	40,019	46,101
General and administrative	11,103	10,719	32,928	43,623
Restructuring charges	200	(64)	2,837	1,020
Total operating expenses	36,186	35,401	105,767	117,802
Income from operations	6,093	11,675	6,098	18,623
Other expense, net	(698)	(611)	(1,395)	(446)
Interest expense	(7,808)	(6,425)	(21,823)	(19,079)
Net income (loss) before income taxes	(2,413)	4,639	(17,120)	(902)
Income tax provision (benefit)	256	(110)	877	471
Net income (loss)	$(2,669)	$4,749	$(17,997)	$(1,373)

Net income (loss) per share - basic	$(0.07)	$0.12	$(0.45)	$(0.04)
Net income (loss) per share - diluted	$(0.07)	$0.10	$(0.45)	$(0.04)
Weighted average shares - basic	40,927	38,134	40,374	36,828
Weighted average shares - diluted	40,927	46,567	40,374	36,828

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Nine Months Ended December 31,
	2020	2019
Operating activities
Net loss	$(17,997)	$(1,373)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	3,898	3,119
Amortization of debt issuance costs	4,906	3,012
Long-term debt related costs	167	—
Provision for product and service inventories	4,764	4,946
Stock-based compensation	6,428	5,408
Bad debt expense	123	220
Deferred income taxes	6	242
Unrealized foreign exchange loss	1,984	479
Changes in assets and liabilities:
Accounts receivable, net	1,342	11,731
Manufacturing inventories	(7,732)	(8,915)
Service parts inventories	(4,559)	(2,881)
Accounts payable	(7,022)	7,676
Accrued restructuring charges	210	(2,876)
Accrued compensation	4,268	(2,345)
Deferred revenue	(9,727)	(17,176)
Other assets and liabilities	(1,323)	(6,233)
Net cash used in operating activities	(20,264)	(4,966)
Investing activities
Purchases of property and equipment	(4,665)	(2,327)
Business acquisition, net of cash acquired	(2,636)	—
Net cash used in investing activities	(7,301)	(2,327)
Financing activities
Borrowings of long-term debt, net of debt issuance costs	19,400	—
Borrowings of credit facility	232,663	245,590
Repayments of credit facility	(229,847)	(241,539)
Borrowings of payment protection program	10,000	—
Payment of taxes due upon vesting of restricted stock	—	(171)
Proceeds from issuance of common stock	539	—
Net cash provided by financing activities	32,755	3,880
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(62)	(3)
Net change in cash, cash equivalents and restricted cash	5,128	(3,416)
Cash, cash equivalents, and restricted cash at beginning of period	12,270	16,855
Cash, cash equivalents, and restricted cash at end of period	$17,398	$13,439

NON-U.S. GAAP FINANCIAL MEASURES

To provide investors with additional information regarding our financial results, we have presented Adjusted EBITDA and Adjusted Net Income (Loss), non-U.S. GAAP financial measures defined below.

Adjusted EBITDA is a non-U.S. GAAP financial measure defined by us as net loss before interest expense (net), provision for income taxes, depreciation and amortization expense, stock-based compensation expense, restructuring charges, long-term debt related costs, costs related to the financial restatement and related activities described in our Annual Report on Form 10-K for the year ended March 31, 2020, and other non-recurring expenses.

Adjusted Net Income (Loss) is a non-U.S. GAAP financial measure defined by us as net loss before restructuring charges, stock-based compensation expense, long-term debt related costs, business acquisition costs, costs related to the financial restatement and related activities described in the Annual Report on Form 10-K for the year ended March 31, 2020 and other non-recurring (income) expenses. The Company calculates Adjusted Net Income (Loss) per Basic and Diluted share using the Company’s above-referenced definition of Adjusted Net Income (Loss).

The Company considers other non-recurring expenses to be expenses that have not been incurred within the prior two years and are not expected to recur within the next two years. Such expenses include certain strategic and financial restructuring expenses.

We have provided below a reconciliation of Adjusted EBITDA and Adjusted Net Income (Loss) to Net Income (Loss), the most directly comparable U.S. GAAP financial measure. We have presented Adjusted EBITDA because it is a key measure used by our management and the board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business performance. We believe Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Basic and Diluted Share serve as appropriate measures to be used in evaluating the performance of our business and help our investors better compare our operating performance over multiple periods. Accordingly, we believe that Adjusted EBITDA and Adjusted Net Income (Loss) provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and our board of directors.

Our use of Adjusted EBITDA and Adjusted Net Income (Loss) have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•Adjusted EBITDA does not reflect: (1) interest and tax payments that may represent a reduction in cash available to us; (2) capital expenditures, future requirements for capital expenditures or contractual commitments; (3) changes in, or cash requirements for, working capital needs; (4) the potentially dilutive impact of stock-based compensation expense; (5) potential future costs related to our long-term debt; (6) potential future restructuring expenses; (7) potential future costs related to business acquisitions; or (8) potential future costs related to our financial statement restatement and other related activities;

•Adjusted Net Income (Loss) does not reflect: (1) potential future restructuring activities; (2) the potentially dilutive impact of stock-based compensation expense; (3) potential future costs related to our long-term debt; (4) potential future costs related to business acquisitions; (5) potential future costs related to our financial statement restatement and other related activities; and

•Other companies, including companies in our industry, may calculate Adjusted EBITDA, Adjusted Net Income (Loss) or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider Adjusted EBITDA and Adjusted Net Income (Loss) along with other U.S. GAAP-based financial performance measures, including various cash flow metrics and our U.S. GAAP financial results.

The following is a reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP financial measure, Net Loss (in thousands):

	Three Months Ended		Nine Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net income (loss)	$(2,669)	$4,749	$(17,997)	$(1,373)
Interest expense	7,808	6,425	21,823	19,079
Provision for income taxes	256	(110)	877	471
Depreciation and amortization expense	1,347	1,081	3,898	3,119
Stock-based compensation expense	1,878	2,056	6,428	5,408
Long-term debt related costs	208	—	1,377	—
Acquisition related costs	393	—	393	—
Restructuring charges	200	(64)	2,837	1,020
Cost related to financial restatement and related activities	—	564	—	12,743
Adjusted EBITDA	$9,421	$14,701	$19,636	$40,467

The following is a reconciliation of Adjusted Net Income (Loss) to the most comparable U.S. GAAP financial measure, Net Loss (in thousands):
	Three Months Ended		Nine Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net income ( loss)	$(2,669)	$4,749	$(17,997)	$(1,373)
Restructuring charges	200	(64)	2,837	1,020
Stock-based compensation	1,878	2,056	6,428	5,408
Long-term debt related costs	208	—	1,377	—
Acquisition related costs	393	—	393	—
Cost related to financial restatement and related activities	—	564	—	12,743
Adjusted net income (loss)	$10	$7,305	$(6,962)	$17,798
Adjusted net income (loss) per share:
Basic	$0.00	$0.19	$(0.17)	$0.48
Diluted	$0.00	$0.16	$(0.15)	$0.40
Weighted average shares outstanding:
Basic	40,927	38,134	40,374	36,828
Diluted	49,238	46,567	47,931	44,213